UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 1, 2008

WINDSTREAM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32422	20-0792300
(Commission File Number)	(IRS Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas 72212

(Address of Principal Executive Offices, Including Zip Code)

(501) 748-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 1, 2008, Windstream Corporation (“Windstream” or the “Company”) amended certain executive compensation plans and agreements as described below. These amendments implement changes intended to comply with the final regulations issued by the Internal Revenue Service under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and to make certain other changes as described below.

Windstream 2007 Deferred Compensation Plan (the “2007 Plan”)

The 2007 Plan is a nonqualified deferred compensation plan under which certain officers and key employees of the Company and its participating affiliates may elect to defer a specified percentage of their future annual base salary and bonus on a pre-tax basis. The Company amended and restated the 2007 Plan to make technical changes mandated by the final regulations. Examples of these amendments include: (i) revising certain definitions (such as for disability, unforeseeable emergency and performance-based compensation), (ii) imposing a 6-month delay on the lump sum benefit payable upon termination in connection with a change in control and (iii) clarifying the provisions relating to the Company’s ability to accelerate or delay payments, such as for plan terminations, domestic relations orders, or de minimis account balances.

Windstream Benefit Restoration Plan (“BRP”)

The BRP contains an unfunded, unsecured pension benefit for a group of highly compensated employees. The Company amended and restated the BRP, with respect to participants who accrued benefits in the plan (or its predecessor) on or after January 1, 2005, to comply with the payment restrictions imposed under Section 409A of the Code. These amendments generally are technical in nature and affect the timing, but not the amount, of the excess pension benefit that could be received by executive officers. In the past, payment of the excess pension benefit commenced when the participant first became eligible to commence benefits under the qualified pension plan. This type of payment provision is only permitted under Section 409A of the Code during a limited transition period. Therefore, the Company amended the BRP to provide that payment will commence on the first day of the first month following the later of (i) the participant’s 60th birthday or (ii) the six-month anniversary of the participant’s termination of employment. Benefits are payable in the form of a life annuity or any other actuarially equivalent annuity form selected by the participant prior to the commencement date. The amendment also clarifies that the Company may accelerate or delay payments, such as for plan terminations, domestic relations orders, or de minimis benefits, each as permitted under Section 409A of the Code. Finally, the amendment updates the benefit formula to correspond with the current benefit limitations of the qualified pension plan.

Windstream Equity Incentive Plan

To date the Company has only granted restricted shares under the Equity Incentive Plan, which are exempt from the application of Section 409A of the Code. To preserve flexibility to grant other forms of payment awards that are subject to the restrictions of Section 409A of the Code, the Company amended the Equity Incentive Plan to provide that (i) each award agreement must contain the necessary provisions to ensure that it is either exempt from or complies with Section 409A of the Code, (ii) stock options can only be granted to employees of the Company’s “controlled group” (based on the IRS definition using a 50% ownership threshold), and (iii) certain adjustment provisions (e.g., accelerations or delays) will only apply to the extent consistent with the payment restrictions under Section 409A of the Code.

Windstream Performance Incentive Compensation Plan

The Company amended the Windstream Performance Incentive Compensation Plan to clarify that incentive awards earned for any performance period will be paid after the end of that performance period, but in no event later than March 15 of the calendar year immediately following the end of that performance period.

Change in Control Agreements

Windstream has entered into Change-In-Control Agreements that require Windstream or its successors to pay or provide certain compensation and benefits to its executive officers in the event of certain terminations of employment following a change-in-control of Windstream. The Company amended and restated the agreements to reflect the changes mandated by the final regulations. These amendments generally are technical in nature and affect the timing, but not the amount, of compensation that could be received by our executive officers in the event of a change in control. Examples include clarifying the payment date of severance benefits and certain reimbursements for excise taxes and legal fees. The agreements were also amended to clarify the scope of the non-competition covenant. In general, terminated executives are prohibited from engaging in any business conducted by the Company or the acquiring or successor entity for a one-year period. In exchange for the amendments to the non-competition provisions, the Company extended the term of the agreements from November 7, 2011 to January 1, 2013.

Employment Agreement for Mr. Gardner, President and Chief Executive Officer

The Company amended and restated its employment agreement with Mr. Gardner to reflect the changes mandated by the final regulations. These amendments generally are technical in nature and affect the timing, but not the amount, of compensation that could be received by Mr. Gardner. Examples include (i) clarifying the payment date of severance benefits and legal fee reimbursements and (ii) modifying the notice and cure provisions applicable to a voluntary termination for “good reason” to conform to the

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definition contained in the final regulations. The agreement was also amended to clarify the scope of the non-competition covenant to be consistent with the Change-In-Control Agreements described above.

The foregoing description of the amendments to the plans and agreements is qualified in its entirety by reference to the full text of the amendments, which are filed as Exhibits 10.1 to 10.6 and are incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
Exhibit 10.1	Windstream 2007 Deferred Compensation Plan (amended and restated as of January 1, 2008)

Exhibit 10.2	Windstream Benefit Restoration Plan (amended and restated as of January 1, 2008)

Exhibit 10.3	Amendment No. 1 to Windstream 2006 Equity Incentive Plan dated as of January 1, 2008

Exhibit 10.4	Amendment No. 1 to Windstream Performance Incentive Compensation Plan

Exhibit 10.5	Form of Amended and Restated Change-In-Control Agreement between Windstream Corporation and its executive officers

Exhibit 10.6	Amended and Restated Employment Agreement, dated as of January 1, 2008, between Windstream Corporation and Jeffery R. Gardner

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSTREAM CORPORATION

By:	/s/ John P. Fletcher
John P. Fletcher
Executive Vice President and General Counsel

Dated: January 4, 2008

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